UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2017

 Alarm.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100 Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01     Entry into a Material Definitive Agreement.

On September 13, 2017, Alarm.com Holdings, Inc. (the “Company”) and its service provider, Monitronics International, Inc. (“Monitronics”), entered into a fourth amendment (the “Fourth Amendment”) to their existing Alarm.com Dealer Program Agreement dated October 22, 2007, as amended on January 15, 2008, February 23, 2013 and December 31, 2015 (the “Existing Agreement”). Subject to the terms and conditions of the Existing Agreement, the terms of the Fourth Amendment are effective for a period of three years, and renew automatically thereafter for additional one year periods. The Fourth Amendment provides Monitronics with pricing provisions which are dependent, in part, upon Monitronics achieving certain account production benchmarks, and includes certain financial incentives and marketing allowances to encourage Monitronics to continue to activate a high volume of Company accounts or to enroll its customers in certain Company programs.

The foregoing description of the material terms of the Fourth Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full terms of the Fourth Amendment, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. The Company intends to seek confidential treatment for certain portions of the Fourth Amendment pursuant to a confidential treatment request to be submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date: September 14, 2017	By:	/s/ Stephen Trundle
Stephen Trundle
President and Chief Executive Officer